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_______________, 2007

Tailwind Financial Inc.
BCE Place, 181 Bay Street
Suite 2040
Toronto, Ontario, Canada M5J 2T3

RE:  INITIAL PUBLIC OFFERING OF UNITS

Dear Sir or Madam:

We have acted as counsel to Tailwind Financial Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-1, as amended (the "REGISTRATION STATEMENT"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement covers the registration of (i) 12,500,000 units (the "UNITS") issuable to the public, each Unit consisting of (a) one share of the Company's common stock, $.001 par value per share (the "COMMON Stock"), and (b) one warrant to purchase one share of Common Stock at an exercise price of $6.00 per share (the "PUBLIC WARRANTS"), (ii) an option (the "PURCHASE OPTION") to purchase 625,000 units (the "PURCHASE OPTION UNITs") issued to Deutsche Bank Securities Inc. (the "UNDERWRITER"), each Purchase Option Unit consisting of (a) one share of Common Stock and (b) one warrant to purchase one share of Common Stock at an exercise price of $7.20 per share (the "PURCHASE OPTION WARRANTS," and together with the Public Warrants, the "WARRANTS"), (iii) up to 1,875,000 Units (the "OVER-ALLOTMENT UNITS") that the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iv) the Purchase Option Units issuable upon exercise of the Purchase Option, (v) all shares of Common Stock and all Warrants issued as part of the Units, the Over-Allotment Units and the Purchase Option Units and (vi) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units.

In connection with this opinion, we have examined originals or copies of the following documents (the "TRANSACTION DOCUMENTS"):

     (a)  the Registration Statement;

     (b)  the Purchase Option;

     (c) the Warrant Agreement between the Company and American Stock Transfer & Trust Company as warrant agent (the "WARRANT AGENT"); -------------

     (d)  the Warrants; and

     (e) such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.
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Tailwind Financial Inc.
_______________, 2007
Page 2


This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed (i) the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document; and (ii) that the Warrant Agreement is a legal and binding obligation of the Warrant Agent. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States, the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and, as to the Warrants and the Purchase Option Units constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York. Our opinion is based on these laws as in effect on the effective date of the Registration Statement.

We note that certain of the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen Law provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court, or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

Based upon and subject to the foregoing, we are of the opinion that

     1. The Common Stock included in the Units, the Over-Allotment Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

     2. Each Warrant included in the Units, the Over-Allotment Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar
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Tailwind Financial Inc.
_______________, 2007
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          laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3. The Units, the Over-Allotment Units and the Purchase Option Units have been duly authorized.

     4. The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under the Purchase Option may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     5. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and related prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.

Sincerely yours,





BINGHAM McCUTCHEN LLP